EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
General Motors Corporation:


We consent to the incorporation by reference of our report on page II-23 dated March 10, 2004 appearing in this Annual Report on Form 10-K of General Motors Corporation (the Corporation) for the year ended December 31, 2003, in the following Registration Statements:


              Registration
   Form       Statement No.     Description
   ----       ------------      -----------
   S-3        333-88508         General Motors Corporation and GM Nova Scotia
                                  Finance Company Debt Securities, Preferred
                                  Stock, Preference Stock and Common Stock

   S-8        333-109615        The General Motors Personal Savings Plan for
                                  Hourly-Rate Employees in the United States

   S-8        333-90097         General Motors Stock Incentive Plan

   S-8        333-109616        General Motors Savings-Stock Purchase Program
                                  for Salaried Employees in the United States

   S-8        333-100271        The GMAC Mortgage Group Savings Incentive Plan

   S-8        333-47200         Saturn Individual Savings Plan for Represented
                                  Members

   S-8        333-17937         Saturn Personal Choices Savings Plan for
                                  Non-Represented Members

   S-8        333-44957         General Motors 1998 Stock Option Plan

   S-8        333-66653         ASEC Manufacturing Savings Plan

   S-8        333-31846         General Motors Deferred Compensation Plan for
                                  Executive Employees

   S-8        333-55118         The GMAC Insurance Personal Lines Retirement
                                  Savings Plan

   S-8        333-55122         The Holden Employee Share Ownership Plan

   S-8        333-110780        GMAC Mortgage Group Deferred Compensation Plan
                                  for Executive Employees

Our report express an unqualified opinion and includes an explanatory paragraph relating to: (1) the consolidation of certain variable interest entities to conform to FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," (2) the expensing of the fair market value of newly granted stock options and other stock-based compensation awards issued to employees to conform to Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" and (3) the change in the method of accounting for goodwill and other intangible assets to conform to SFAS No. 142, "Goodwill and Other Intangible Assets," as described in Note 1 to the consolidated financial statements contained within this Annual Report on Form 10-K of the Corporation.


/s/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP

Detroit, Michigan
March 10, 2004



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